                                  SUBSIDIARIES AND AFFILIATES OF

                                      McMoRAN EXPLORATION CO.

                                                                                                                             Name Under Which

        Entity

  Organized                          It Does Business

------------------------------------------                     ---------------------                     ---------------------------

Freeport McMoRan Sulphur LLC

   Delaware

Same

McMoRan Oil & Gas LLC

   Delaware

Same